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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Preliminary Proxy Statement
AVI BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2004

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of the Shareholders of AVI BioPharma, Inc., which will be held on Wednesday, May 5, 2004, at 9:00 am, local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon.

        Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company's Annual Report on Form 10-K for the year ended December 31, 2003 is also enclosed.

        Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

        On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in the affairs of the Company.

Sincerely,

Denis R. Burger, Ph.D.
 Chief Executive Officer

AVI BIOPHARMA, INC.

NOTICE OF ANNUAL MEETING

To Be Held on May 5, 2004

To the Shareholders of
AVI BioPharma, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of AVI BIOPHARMA, INC. (the "Company" or "AVI") will be held on May 5, 2004 at 9:00 a.m. local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, for the following purposes:

  1.
  To elect four Group I Directors, each for a two-year term;

  2.
  To ratify the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed March 11, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors
Denis R. Burger, Ph.D. Chief Executive Officer

Portland, Oregon
April 8, 2004

AVI BIOPHARMA, INC.
One S.W. Columbia Street, Suite 1105
Portland, Oregon 97258

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2004

General

        This Proxy Statement is furnished to shareholders of AVI BIOPHARMA, INC. (the "Company" or "AVI") in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company's outstanding shares of Common Stock, $0.0001 par value (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on May 5, 2004, at 9:00 a.m. local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, and at any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, shareholders will be asked to (i) elect four members to Group I of the Board of Directors, each for a two-year term, (ii) ratify the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2004, and (iii) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company's shareholders on or about April 8, 2004.

Solicitation, Voting and Revocability of Proxies

        The Board of Directors has fixed March 11, 2004, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 16,110 beneficial holders of the 36,093,235 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

        If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (i) FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY AND (ii) FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

        The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by (i) filing a written notice of revocation with, (ii) delivering a duly executed proxy bearing a later date to, Assistant Secretary, AVI BioPharma, Inc., One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, or (iii) attending the Annual Meeting and voting in person. In order to be effective, all revocations or later-filed proxies must be delivered to the Company at the address listed above not later than May 4, 2004, 5:00 p.m. local time. All valid, unrevoked proxies will be voted at the Annual Meeting.

AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the directors and executive officers of AVI:

Name	Age	Position
Denis R. Burger, Ph.D.(1)	60	Chief Executive Officer and Chairman of the Board
Patrick L. Iversen, Ph.D.	48	Senior Vice President of Research and Development and Director
Peter D. O'Hanley, M.D., Ph.D.(6)	53	Senior Vice President of Clinical Development and Regulatory Affairs
Alan P. Timmins(1)	44	President, Chief Operating Officer and Director
Mark M. Webber	49	Chief Financial Officer and Chief Information Officer
Dwight D. Weller, Ph.D.(1)	53	Senior Vice President of Chemistry and Manufacturing and Director
Jack L. Bowman(2)(4)(5)(8)	71	Director
John W. Fara, Ph.D.(2)(3)(4)	61	Director
James B. Hicks, Ph.D.(2)(3)	57	Director
John C. Hodgman(3)(4)(5)(8)	49	Director
Raymond Ruddon, M.D., Ph.D.(7)(8)	67	Director

(1)
Member of the Executive Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Audit Committee.

(4)
Member of the Nominating Committee.

(5)
Mr. Bowman and Mr. Hodgman joined the Board of Directors effective March 22, 2004.

(6)
Dr. O'Hanley joined the Company on March 29, 2004.

(7)
Dr. Ruddon will join the Board of Directors effective May 5, 2004. He is replacing Mr. Ferrara (See Note 8) and will serve out Mr. Ferrara's unexpired term.

(8)
Dr. Rubinfeld resigned from the Board of Directors effective March 22, 2004. Mr. Ferrara resigned from the Board of Directors effective March 23, 2004. In 2003, the Company paid a company affiliated with Mr. Ferrara approximately $67,900 for consulting services. Dr. Rubinfeld is an affiliate of SuperGen, Inc. See Certain Transactions and Relationships with AVI BioPharma, Inc. Neither Dr. Rubinfeld nor Mr. Ferrara are independent directors and both of them resigned in order to allow the Company to appoint persons who are deemed to be independent under applicable rules and regulations.

        Denis R. Burger, Ph.D. has served as Chief Executive Officer of AVI since January 1996, and as Chairman of the Board of AVI since 1998. From 1992 to May 2000, he was President of AVI and from 1992 to 1995, he was Chief Operating Officer of AVI. Dr. Burger has also been a member of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture since 1991. Dr. Burger is a member of the Board of Directors of Trinity Biotech, PLC, a biopharmaceutical company. Dr. Burger received a B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

        Patrick L. Iversen, Ph.D. has served as Senior Vice President of Research and Development and a director of AVI since 1997. From 1987 through 1997, Dr. Iversen was on staff at the University of Nebraska Medical Center, most recently as a Professor in the College of Medicine. Dr. Iversen, who has published extensively on antisense research and development, additionally served as a consultant to various pharmaceutical and biotechnology companies, including GLAXO Inc., Innovir Pharmaceuticals, Lynx Therapeutics, and Isis Pharmaceuticals, as well as to AVI, and he is a former member of the Leukemia Society of America Board of Directors. Dr. Iversen holds a B.S. in Biology from Westminster College and a Ph.D. in Biochemical Pharmacology and Toxicology from the University of Utah, followed by post-doctoral work at the Eppley Institute for Research in Cancer and Allied Diseases. Current services activities include being a member of the ALTX-1 study section of the National Institutes of Health and Scientific Advisory Board for the Linus Pauling Institute.

        Peter D. O'Hanley, M.D., Ph.D. has served as Senior Vice President of Clinical Development and Regulatory Affairs since March, 2004. From 2002 to 2003 he served as the Vice President Clinical Development for Maxygen, Inc., and was the Chief Scientific Officer for Preventis, Inc. from 2000 to 2003. Prior to that, Dr. O'Hanley was with Quintiles, Inc. from 1998 to 2000, most recently as the Vice President and Chief Scientific Officer of the Anti-Infective Therapeutic & Immunology Therapeutic Groups. Prior to that, he was with Shaman Pharmaceuticals as a Visiting Clinical Scientist from 1996 to 1997 while on sabbatical from Stanford University School of Medicine, where he served from 1985 through 1998, most recently an Associate Professor. Dr. O'Hanley holds a B.A. in Zoology from Pomona College, a Ph.D. in Anatomy and an M.D. from Medical University of South Carolina. Dr. O'Hanley also holds an M.P.H. in Epidemiology from University of California, Berkeley.

        Alan P. Timmins has served as President of AVI since May 2000, Chief Operating Officer of AVI since October 1996, and as a director of AVI since 1997. From 1992 to May 2000, he was Executive Vice President and Chief Financial Officer of AVI. Mr. Timmins received a B.B.A. in Accounting and Management from the University of Portland and an M.B.A. from Stanford University. He is a Certified Public Accountant.

        Mark M. Webber has served as Chief Financial Officer and Chief Information Officer of AVI since May 2000 and as Controller since October 1997. From 1993 to 1997, he was Director of Finance for Pacific Rehabilitation and Sports Medicine, Inc., a physical therapy services company. Mr. Webber holds a B.S. in accounting from the University of Oregon.

        Dwight D. Weller, Ph.D. has served as Senior Vice President of Chemistry and Manufacturing since 1997, as Vice President of Research and Development of AVI from 1992 to 1997, and as a director of AVI since 1991. Dr. Weller received a B.S. in Chemistry from Lafayette College and a Ph.D. in Chemistry from the University of California at Berkeley, followed by postdoctoral work in Bio-Organic Chemistry at the University of Illinois.

        Jack L. Bowman has served as a director of AVI since March 2004. He has served as the Chairman and Chief Executive Officer of NeoRx Corporation, a biopharmaceutical company, since 2003. Between 1987 and 1994, he served as group chairman of Johnson & Johnson, with global responsibility for most of that company's pharmaceutical and diagnostic businesses. Mr. Bowman holds a B.Ed. from Western Washington University.

        John W. Fara, Ph.D. has served as a director of AVI since May 2000. He served as the President and Chief Executive Officer of DepoMed, Inc. a biopharmaceutical company, since 1996, and as its Chairman of the Board since April 2000. Between 1990 and 1996, he served as President and Chief Executive Officer of Anergen, Inc., a biotechnology company, and previously was President of Prototek, Inc., an early stage pharmaceutical development company. Dr. Fara holds a B.S. from the University of Wisconsin and a Ph.D. from the University of California at Los Angeles.

        James B. Hicks, Ph.D. has served as a director of AVI since 1997. He has served as the Chief Executive Officer, Chief Scientist and a director of Hedral Therapeutics, Inc., a biotechnology company, since its founding in 1993. Dr. Hicks received his B.A. degree in Biology from Willamette University and his Ph.D. in Molecular Biology from the University of Oregon, followed by post-doctoral research at Cornell University.

        John C. Hodgman has served as a director of AVI since March 2004. He has served as the President and Chief Executive Officer of Cygnus, Inc., a biopharmaceutical company, since 1998 and Chairman of that company's Board of Directors since 1999. Between 1995 and 1998, he served as President and Chief Financial Officer of Cygnus Diagnostics, during which time he was responsible for all commercialization efforts for the GlucoWatch Biographer, a wearable glucose monitoring device. Mr. Hodgman joined Cygnus in 1994 as Vice President of Finance and Chief Financial Officer. Mr. Hodgman holds a bachelor of science degree from Brigham Young University and an MBA from the University of Utah. Mr. Hodgman serves on the Company's Audit Committee as its Chairman and financial expert.

        Raymond Ruddon, M.D., Ph.D. will join the Company as a director commencing on May 5, 2004. He currently serves as adjunct professor of pharmacology at the University of Medicine and Dentistry of New Jersey-Robert Wood Johnson Medical School. From 2000 until the present, he has served as corporate vice president and chief scientific officer of Johnson & Johnson, a pharmaceutical company. Upon his anticipated retirement in 2004 from Johnson & Johnson, he will become Senior Associate Dean for Research and Graduate Studies at the University of Michigan. Dr. Ruddon joined Johnson & Johnson in 1997 as corporate director in the Corporate Office of Science and Technology. Dr. Ruddon holds a bachelor of science degree in chemistry, summa cum laude, from the University of Detroit, and a Ph.D. in pharmacology and an M.D. from the University of Michigan.

Board of Directors Meetings and Committees

        During 2003, AVI's Board of Directors held three (3) meetings. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board of Directors and of the total number of meetings held by all committees of the Board on which he served during the fiscal year ended December 31, 2003.

        The Board of Directors has appointed an Executive Committee, which held no meetings during the fiscal year ended December 31, 2003. The members of the Executive Committee currently are Alan P. Timmins and Drs. Denis R. Burger and Dwight D. Weller. The Executive Committee can meet between Board Meetings and take any action the Board of Directors can take, except for certain material corporate actions, such as approval of a merger or sale of substantially all the corporate assets.

        The Board of Directors has also appointed a standing Audit Committee which, during the fiscal year ended December 31, 2003, conducted four (4) meetings. The members of the Audit Committee currently are John C. Hodgman and Drs. John W. Fara and James B. Hicks. Mr. Hodgman serves as the Committee's Chairman and financial expert. The Audit Committee oversees the annual and quarterly financial reporting process, confirms management's proposal for the independent auditors, discusses with the auditors their independence from management and reviews the scope of the independent annual audit. The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors on March 30, 2004, a copy of which is included in this Proxy Statement as Exhibit B.

        The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers AVI's stock option plans. During the fiscal year ended December 31, 2003, the Compensation Committee held one (1) meeting. The members of the Compensation Committee currently are Drs. John W. Fara and James B. Hicks.

        The Board of Directors also has appointed a Nominating Committee which is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The members of the Nominating Committee currently are Dr. John W. Fara, Mr. Jack L. Bowman and Mr. John C. Hodgman. The Nominating Committee operates under a written charter adopted by the Board of Directors on March 30, 2004, a copy of which is included in this Proxy Statement as Exhibit C.

        The members of the Audit, Nominating and Compensation Committees each are independent as defined under applicable listing requirements of the Nasdaq Stock Market.

Director Compensation

        The Compensation Committee has proposed the following Director Compensation package for directors who are not employees of AVI. The Committee expects the Board of Directors to ratify and approve this proposal at the Board's meeting following the Annual Shareholders' Meeting. These recommendations were developed after review of Board compensation packages as reported in the Radford Biotechnology Compensation Survey.

        Under the current director compensation program, directors who are not employees of AVI receive a nonqualified option, upon joining the Board of Directors, to purchase 33,334 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI's 2002 Equity Incentive Plan, which vest ratably on each anniversary date of grant over four years of continued service to the Board. In addition, each outside director receives $1,500 for each Board meeting attended in person. Upon a non-employee director's second reelection to the Board of Directors and upon each subsequent reelection to the Board of Directors, that director will be granted a nonqualified option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI's 2002 Equity Incentive Plan. These options vest ratably on each anniversary date of grant over two years.

        If ratified and approved by the Board, upon joining the Board of Directors, outside directors will receive a nonqualified option to purchase 33,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI's 2002 Equity Incentive Plan, which will vest ratably on each anniversary date of the grant over four years of continued service to the Board. Also, each outside director will receive annual compensation of $10,000 for being a board member and an additional $5,000 will be paid to the Chairman of the Audit Committee and an additional $2,500 will be paid to the Chairman of the Compensation Committee. In addition, each outside director will receive $1,000 for participation in each Board meeting. In addition, each year, each outside director will receive a nonqualified option to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI's 2002 Equity Incentive Plan, which will vest ratably on each monthly anniversary date of the grant over twelve months of continued service to the Board.

        Andrew J. Ferrara and Drs. Fara and Rubinfeld were reimbursed for expenses of attendance at Board meetings in 2003. In 2003, no options were granted to directors. In addition, the Company paid Boston Healthcare, a company affiliated with Mr. Ferrara, approximately $67,900 for consulting services in 2003.

Scientific Advisory Committee

        AVI has established relationships with a group of scientific advisors with expertise in their respective fields that complement AVI's product research and development. The following individuals serve on the Scientific Advisory Committee to AVI's Board of Directors:

        Christopher K. Mathews, Ph.D. is Chairman of the Scientific Advisory Committee. He is the Chairman of the Biochemistry-Biophysics Department at Oregon State University. Dr. Mathews received a B.A. from Reed College and a Ph.D. in Biochemistry from the University of Washington. He performed postdoctoral work in Biochemistry at the University of Pennsylvania. Dr. Mathews joined the Scientific Advisory Committee in 1994 and was a director of AVI from 1991 to 1994.

        David J. Hinrichs, Ph.D. is a Research Scientist at the Veterans Administration Medical Center in Portland, Oregon and a Professor of Microbiology and Immunology at OHSU. From 1976 to 1985 he was a Professor of Microbiology at Washington State University. He received a Ph.D. in Microbiology from the University of Arizona in 1967.

        Joseph Rubinfeld, Ph.D. is the former President and Chief Executive Officer of SuperGen, Inc. He served as a director of AVI between 1996 and 2004. Dr. Rubinfeld resigned from the Board of Directors in March 2004. Dr. Rubinfeld joined AVI's scientific advisory committee board in the area of oncology in March 2004. He received his B.S. in Chemistry from C.C.N.Y., and his M.A. and Ph.D. degrees in Chemistry from Columbia University.

        R. Mark Vetto, M.D., D.Sc. is an Emeritus Professor of Surgery at the Oregon Health Sciences University. He and his colleagues have published extensively in the past on Cancer and Transplantation research. Previous positions include Chief of Surgery at the Portland Veterans Administration Medical Center and Director of Surgery at the Providence-St. Vincent Medical Center. He is a member of the American Surgical Association and has been president of the Pacific Coast Surgical Association and the North Pacific Surgical Association. He is active in medical education as Chairman and Member of the Sommer Memorial Trust Committee. He attended Gonzaga University, and obtained his M.D. from Thomas Jefferson University, and earned his D.Sc. at the University of Cincinnati.

        Andrew Zalewski, M.D., Ph.D. is an Interventional Cardiologist, a Professor of Medicine and the director of the Cardiovascular Research Center at Thomas Jefferson University in Philadelphia, Pennsylvania. He received his M.D. degree in 1975 and his Ph.D. in 1981 from Warsaw Medical School in Warsaw, Poland. He was a Research Fellow in Cardiology from 1981-83 at the Cardiovascular Research Institute in the Deborah Heart & Lung Center in Brown Mills, New Jersey and was a Fellow in Cardiology from 1983-84 at Thomas Jefferson University Hospital. He has been a faculty member at Thomas Jefferson University since 1985. He is the author of over 55 peer reviewed publications in prestigious medical and scientific journals, 14 book chapters related to cardiology, and over 75 abstracts presented at medical and scientific meetings.

        Gerald Zon, Ph.D., served as senior director of Research and Development for Genetic Analysis, New and Other Platforms at Applied Biosystems. In 1992, he co-founded and served as vice president of Medicinal Chemistry for Lynx Therapeutics, Inc., a company devoted to antisense therapeutics, and he had prior experience with the U.S. Food and Drug Administration. He received a Ph.D. in organic chemistry from Princeton University, a B.S. in chemistry from Canisius College, and did postdoctoral work at Ohio State University.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics (the "Code"), a copy of which is attached as Exhibit 14.0 to the Company's 2003 Annual Report on Form 10-K. The Code applies to all directors and employees, including all officers, managers and supervisors, and is intended to better ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. The Company has contracted with Ethicspoint to provide a method for employees and others to report violations of the Code anonymously.

Communications to the Board of Directors

        The Board of Directors welcomes and encourages shareholders to share their thoughts regarding the Company. Towards that end, the Board of Directors has adopted a policy whereby all communications should first be directed to Investor Relations. Investor Relations will then distribute a copy of the communication to the Chairman of the Board, the Chairman of the Audit Committee and the Company's outside counsel. Based on the input and decision of these persons, along with the entire

Board of Directors if it is deemed necessary, the Company, through its Investor Relations department, will respond to the communication. Shareholders should not communicate directly with any individual officer or director unless requested to do so.

AVI BIOPHARMA, INC. EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning the compensation of AVI's Chief Executive Officer and each of the four (4) other most highly compensated executive officers of AVI (the "named executive officers") for the fiscal years ending December 31, 2003, 2002 and 2001.

Long-Term Compensation
Annual Compensation
Name and Principal Position				Securities Underlying Options/SARs	All Other Compensation(1)
	Year	Salary	Bonus
Denis R. Burger, Ph.D Chief Executive Officer	2003 2002 2001	$315,000 300,033 280,400	$105,000 100,000 100,000	— 330,000 —	$8,000 6,800 6,800
Alan P. Timmins President and Chief Operating Officer	2003 2002 2001	$275,000 260,033 230,400	$70,000 95,000 75,000	25,000 148,500 —	$8,000 6,800 6,800
Patrick L. Iversen, Ph.D. Senior Vice President of Research and Development	2003 2002 2001	$225,000 210,033 200,400	$60,000 40,000 —	— 92,400 —	$8,000 6,800 6,800
Dwight D. Weller, Ph.D. Senior Vice President of Chemistry and Manufacturing	2003 2002 2001	$205,000 200,450 190,400	$40,000 50,000 —	— 92,400 —	$7,986 6,800 6,800
Mark M. Webber Chief Financial Officer and Chief Information Officer	2003 2002 2001	$190,000 180,033 165,400	$50,000 30,000 15,000	— 82,500 —	$7,153 6,566 4,579

(1)
401(k) Company match.

Stock Options

        The following table sets forth information concerning options granted to the named executives during the year ended December 31, 2003, under AVI's 2002 Equity Incentive Plan.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted Employees in 2003	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(2) 5% / 10%
Alan P. Timmins	25,000	27.03%	$5.88	5/19/2013	$92,448 / $234,280

(1)
All options granted in 2003 become exercisable starting twelve months after the grant date, with one-third of the options becoming exercisable at that time with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively.

(2)
The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

Option Exercises and Holdings

        The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year ended December 31, 2003, and unexercised options held as of December 31, 2003.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2003 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2003(2) Exercisable/Unexercisable
Denis R. Burger, Ph.D	—	—	625,824 / 220,000	— / —
Patrick L. Iversen, Ph.D	—	—	298,800 / 61,600	$10,710 / —
Alan P. Timmins	—	—	436,167 / 124,000	— / —
Mark M. Webber	—	—	158,500 / 70,000	1,136 / —
Dwight D. Weller, Ph.D	—	—	248,800 / 61,600	— / —

(1)
The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2)
Represents the total gain which would be realized if all in-the-money options held at December 31, 2003 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $4.07 per share at December 31, 2003. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

        There has been no re-pricing of stock options during the last ten years.

Employee Compensation Plans

        The following table sets forth certain information, as of December 31, 2003, relating to the Company's equity compensation plans for employees under which the Company's Common Stock may be acquired. All such equity compensation plans were approved by the Company's security holders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,645,094	$5.72	2,039,642

Equity compensation plans not approved by security holders	-0-	—	-0-

Total	2,645,094	$5.72	2,039,642

Section 16 Reports

        Section 16(a) of the Exchange Act requires AVI's directors and officers, and persons who own more than ten percent (10%) of a registered class of AVI's equity securities, to file initial reports of ownership and report of changes in ownership with the Commission. Such persons also are required to furnish AVI with copies of all Section 16(a) reports they file.

        Based solely on its review of the copies of such reports received by it with respect to fiscal year 2003, or written representations from certain reporting persons, AVI believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of AVI's equity securities have been complied with for fiscal 2003.

Compensation Committee Report

        Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

        Compensation Philosophy.    The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of the Company's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers of the Company. With regard to compensation actions affecting Dr. Burger, all of the outside members of the Board of Directors act as the approving body.

        The executive compensation program of the Company has been designed to:

  Support a pay for performance policy that is tied to corporate and individual performance;

  Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

  Provide compensation opportunities which are comparable to those offered by similarly-sized biopharmaceutical companies; and

  Align the interest of executives with the long-term interest of shareholders through award opportunities that can result in ownership of Common Stock.

Currently, the executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company.

        Base Salaries.    The base salaries of the Company's executive officers for 2004 were established effective January 1, 2004 as part of an annual compensation adjustment cycle. In establishing those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the biopharmaceutical industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

        Stock Plans.    The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 2002 Equity Incentive Plan ("2002 Plan"). The 2002 Plan replaced the Company's 1992 Stock Incentive Plan (the "1992 Plan"), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 2002 Plan, as did the 1992 Plan, permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases. In granting options under the 2002 Plan, the Compensation Committee, as it also did under the 1992 Plan, generally takes into account each executive's responsibilities, relative position in the Company, past grants, and approximate grants to individuals in similar positions for companies of comparable size in the biopharmaceutical industry.

        Executive Officer Compensation.    In 1996, the Company entered into an employment contract with each of Drs. Burger and Weller and Mr. Timmins, in 1997, Dr. Iversen, and, in 2000, Mr. Webber, that provides for a base annual compensation. The employment contracts are cancelable by the employee on sixty days notice and by AVI on thirty days notice or for cause (as defined in the agreement); provided, the employee will receive severance pay of one year's base salary following either termination without cause or, following a change in control (as defined in the agreement), voluntary termination by the employee. In addition, the employment agreements prevent any of them from competing with the Company or soliciting the employment of other individuals employed by the Company during their employment and for a period of one year thereafter. Under the employment agreement, they may not disclose the Company's confidential information to outsiders during employment and for a period of two years thereafter, and assign inventions conceived by them to the Company.

        In developing its recommendations regarding executive compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the biopharmaceutical industry, and analyses of compensation levels in similar companies in the Company's local geographic area.

COMPENSATION COMMITTEE
Jack L. Bowman John W. Fara, Ph.D. James B. Hicks, Ph.D.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During the fiscal year ended December 31, 2003, the members of the Compensation Committee were Andrew J. Ferrara and Drs. John W. Fara and James B. Hicks. Mr. Ferrara resigned from the Board of Directors on March 23, 2004. There were no employee directors on the Compensation Committee and no interlocks. On March 30, 2004 the Board of Directors adopted a Compensation Committee charter, a copy of which is attached hereto as Exhibit A.

Audit Committee Report

        Under the Amended and Restated Audit Committee Charter ("Charter"), a copy of which is attached hereto as Exhibit B, the general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company's financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company's financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors and is to be comprised of at least three directors, each of whom shall be independent, as such term is defined under the listing standards of the Nasdaq Stock Market. All committee members must be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. In 2003, the Board determined that one of the members of the Audit Committee was not independent. Thus, for purposes of the review of the Company's annual financial statements for the year ended December 31, 2003, the Audit Committee consisted of three directors, only two of which were independent. On March 22, 2003, John Hodgman was appointed to the Board of Directors and the Audit Committee and was designated the committee's financial expert. Accordingly, as of the date of this Proxy Statement, the Audit Committee consists of three members, each of whom is independent.

        Audit and other Fees.    KPMG LLP has been the Company's auditors since 2002. During fiscal years 2003 and 2002, the fees for audit and other services performed by KPMG LLP for the Company were as follows:

	Amount and percentage of Fees
Nature of Services
	2003		2002
Audit	$118,000	(100)%	$37,471	(78)%
Audit Related	$—		$—
Financial Information System Design and Implementation Fees	$—		$—
All other fees	$—		$10,300	(22)%

Total	$118,000	(100)%	$47,771	(100)%

        Responsibilities and Duties.    The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        The specific duties of the Audit Committee include the following:

  1.
  Select, retain (subject to approval by the Company's stockholders), and, when appropriate, terminate the engagement of the independent auditor and set the independent auditors' compensation;

  2.
  Pre-approve all permitted non-audit services to be performed by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services;

  3.
  Periodically discuss and review with the independent auditors' their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence and obtain and review a report from the independent auditors describing all relationships between the independent auditors and the Company;

  4.
  Receive and review: (a) a report by the independent auditors describing the independent auditors' internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditors;

  5.
  Meet with management and the independent auditors prior to commencement of the annual audits to review and discuss the planned scope and objectives of the audit;

  6.
  Meet with the independent auditors, with and without management present, after completion of the annual audit to review and discuss the results of the examinations of the independent auditors and appropriate analyses of the financial statements;

  7.
  Review the recommendations of the independent auditors for improving internal accounting controls and management's responses thereto;

  8.
  Review and discuss (a) the reports of the independent auditors, with and without management present, as to the state of the Company's financial reporting systems and procedures, the adequacy of internal accounting and financial controls, the integrity and competency of the financial and accounting staff, disclosure controls and procedures, other aspects of the financial management of the Company and (b) current accounting trends and developments, and (c) take such action with respect thereto as may be deemed appropriate;

  9.
  Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q and discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

  10.
  Review and discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including the judgment of the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

  11.
  Recommend to the Board of Directors, based upon the Committee's review, whether the financial statements should be included in the annual report on Form 10-K;

  12.
  Review press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies and review such releases, information and guidance for compliance with regulations governing the use of non-Generally Accepted Accounting Principles financial measures and related disclosure requirements;

  13.
  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments that could materially impact the Company's contingent liabilities and risks;

  14.
  Review (a) the status of compliance with laws, regulations, and internal procedures, including, without limitation, the Company's policies on ethical business practices; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee and report on the same to the Board of Directors;

  15.
  Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls, auditing matters and compliance with the Company's ethical business policies;

  16.
  Establish policies for the hiring of employees and former employees of the independent auditor;

  17.
  Prepare a report of the Committee each year for inclusion in the Company's proxy statement in accordance with SEC rules;

  18.
  Review and assess the adequacy of this Charter annually with the Board of Directors as a whole and report to the Board of Directors any significant matters as they occur during the year; and

  19.
  Conduct such other duties and undertake such other tasks as may be appropriate to the overall purposes for the Committee and as may be assigned from time to time by the Board of Directors consistent with such purposes.

        Specific Audit Committee Actions Related to Review of the Company's Audited Financial Statements.    In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements to be included in the company's Annual Report on Form 10-K for the twelve months ended December 31, 2003 with management, (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU380) related to such financial statements, (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence, (iv) the Audit Committee has considered whether the provision of service represented under the headings on "Financial Information Systems Design and Implementation Fees" and "All Other Fees" as set forth in the table of fees on page eleven is compatible with maintaining KPMG LLP's independence, and (v) based on such reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the twelve months ended December 31, 2003.

AUDIT COMMITTEE
John W. Fara, Ph.D James B. Hicks, Ph.D

Performance Graph

        The following graph compares the cumulative total shareowner return on the Company's Common Stock for the period beginning June 4, 1997, the date the Company's Common Stock began trading on the Nasdaq National Market, and ending December 31, 2003, as compared with the total return of the NASDAQ Composite Index and the Amex Biotech Index. This graph assumes an investment of $100 on June 4, 1997 in each of the company's common stock, the NASDAQ Composite Index and the Amex Biotech Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

	AVII	NASDAQ Composite Index	Amex Biotech Index
4-Jun-97	100.0	100.0	100.0
31-Dec-97	104.8	113.8	108.4
31-Dec-98	61.5	158.9	123.5
31-Dec-99	83.7	294.9	261.2
31-Dec-00	73.1	179.1	423.3
31-Dec-01	168.0	141.4	387.4
31-Dec-02	76.9	96.8	225.7
31-Dec-03	62.6	145.2	327.0

STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the ownership of AVI Common Stock as of March 11, 2004, with respect to: (i) each person known by AVI to beneficially own more than five percent (5%) of the outstanding shares of AVI Common Stock, (ii) each of AVI's directors, (iii) each of AVI's named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number(1)	Percent(1)
Medtronic International, Ltd.(2) (formerly Medtronic Asset Management, Inc.) 710 Medtronic Parkway NE Minneapolis, MN 55432	4,760,564	12.1%
Joseph Rubinfeld, Ph.D.(3) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	2,728,545	7.6%
SuperGen, Inc.(3) 4140 Dublin Blvd, Suite 200 Dublin, CA 94568	2,684,211	7.4%
Chester L.F. and Jacqueline M. Paulson, as joint tenants(4) 811 S.W. Naito Parkway, Suite 200 Portland, OR 97204	1,822,706	5.0%
Denis R. Burger, Ph.D.(5) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	701,093	1.9%
Dwight D. Weller, Ph.D.(6) AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333	609,143	1.7%
Alan P. Timmins(7) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	482,691	1.3%
Patrick L. Iversen, Ph.D.(8) AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333	339,814	*
Mark M. Webber(9) AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333	173,946	*
James B. Hicks, Ph.D.(10) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	47,334	*

John W. Fara, Ph.D.(11) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	25,501	*
Jack L. Bowman AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	—	*
John C. Hodgman AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	—	*
Peter D. O'Hanley, M.D., Ph.D. AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	—	*
All directors and officers as a group (10 persons)	5,108,067	13.4%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of March 11, 2004, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)
Includes 3,000,000 shares that could be acquired under a Warrant and 352,113 shares that could be acquired under a contractual purchase right exercisable with sixty (60) days of March 11, 2004.

(3)
The 2,684,211 shares held of record by SuperGen, Inc. are also included in the shares held by Dr. Rubinfeld, who is Chairman of the Board and Chief Executive Officer of SuperGen, Inc. Dr. Rubinfeld's shares also include 43,334 shares subject to options exercisable within sixty (60) days of March 11, 2004. Dr. Rubinfeld resigned from the Board of Directors effective March 22, 2004.

(4)
The Paulsons are husband and wife and may be deemed to beneficially own 1,822,706 shares, including (i) 81,820 shares owned by the Paulsons together, (ii) 20,331 shares owned by Chester Paulson, (iii) 273,001 shares held by Paulson Family, LLC of which they are equal owners, (ii) 1,447,554 shares owned by Paulson Investment Company, Inc. ("PIC"), a wholly-owned subsidiary of Paulson Capital Corp.("PCC"), a company which the Paulsons are deemed to control, for which shares the Paulsons disclaim beneficial ownership. The 20,331 shares owned by the Chester Paulson and 151,014 shares of the 1,447,554 shares held by PIC represent shares that may be acquired upon exercise of warrants. PIC and PCC have the same business address as the Paulsons.

(5)
Includes 34,434 shares held by Sovereign Ventures, LLC, a limited liability company in which Dr. Burger is a general partner. Also includes 625,824 shares subject to options exercisable within sixty (60) days of March 11, 2004.

(6)
Includes 252,936 shares held jointly or by others over which Dr. Weller exercises voting and investment power, 248,800 shares subject to options exercisable by Dr. Weller and 49,585 shares subject to options exercisable by Dr. Weller's spouse within sixty (60) days of March 11, 2004.

(7)
Includes 436,167 shares subject to options exercisable within sixty (60) days of March 11, 2004.

(8)
Includes 298,800 shares subject to options exercisable within sixty (60) days of March 11, 2004.

(9)
Includes 158,500 shares subject to options exercisable within sixty (60) days of March 11, 2004.

(10)
Includes 43,334 shares subject to options exercisable within sixty (60) days of March 11, 2004.

(11)
Includes 25,001 shares subject to options exercisable within sixty (60) days of March 11, 2004.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AVI BIOPHARMA, INC.

        In December 1999, the Company entered into an agreement with SuperGen, Inc. The president and chief executive officer of SuperGen, Inc., Joseph Rubinfeld, Ph.D., is a former member of our Board of Directors. Denis R. Burger, Ph.D., the chief executive officer of the Company is a member of the Board of Directors of SuperGen, Inc. Under terms of the agreement, the Company acquired $2.5 million cash and 100,000 shares of SuperGen, Inc. common stock, for one million shares of our common stock. SuperGen, Inc. also acquired exclusive negotiating rights for the United States market for Avicine, the Company's proprietary cancer vaccine currently in late-stage clinical testing against a variety of solid tumors. During the fourth quarter of 2003 the Company sold all of its investment in SuperGen, Inc.

        In April 2000, the Company entered into an alliance with SuperGen, Inc. for shared development and marketing rights for Avicine. Under the terms of the agreement, AVI and SuperGen will equally share in future clinical development and FDA registration costs as well as in profits from product sales in the United States. At closing the Company received from SuperGen, Inc. $5,000,000 in cash and 347,826 shares of SuperGen, Inc. common stock in exchange for 1,684,211 shares of AVI common stock and a warrant to purchase 1,665,878 shares of AVI common stock, subject to anti-dilution provisions. Closing of the transaction occurred during the third quarter of 2000.

        During the year ended December 31, 2003, the Company paid Boston Healthcare Associates, Inc., of which former director Andrew J. Ferrara is President, $67,900 for business development consulting services. The Company expects to pay Mr. Ferrara, or his firm, for additional consulting services that may be performed for the Company during 2004.

        In June 2002, the Company loaned the chief executive officer of AVI $500,000 under a one year term loan. The loan was secured by the chief executive officer's stock in AVI. Interest on the loan accrued at the rate of 4.75% per annum. This loan was made prior to the Sarbanes-Oxley Act, which prohibits loans to executives, and therefore is grandfathered in. On June 13, 2003, the loan to the Company's chief executive officer was repaid in full with accrued interest.

        In May 2001, the Company entered into an Investment Agreement with Medtronic International, Ltd, ("MIL," then known as Medtronic Asset Management, Inc,), a wholly-owned subsidiary of Medtronic, Inc. In June 2001, pursuant to the Investment Agreement, MIL purchased 1,408,451 shares of the Company's Common Stock and received a Warrant for 3,000,000 shares of such stock at an exercise price of $10.00 per share and certain other purchase rights, based on agreed technology milestones being met or waived by MIL for an additional 352,113 shares of the Company's Common Stock at $7.10 per share and, based on the market price at the time purchased, up to an additional $7.5 million of such Common Stock. In June 2001, the parties entered into a related Registration Rights Agreement under which the Company agreed to register such shares for resale. In June 2001, the Company also entered into a License and Development Agreement and a Supply Agreement with Medtronic, Inc. The License and Development Agreement granted Medtronic, Inc. certain rights to develop and use the Company's NeuGene technology for the treatment of restenosis in heart disease. The Company is to receive certain fixed payments and license fees if the technology is developed and commercially exploited by Medtronic, Inc. Under the Supply Agreement the Company agreed to manufacture the licensed product pursuant to a negotiated cost and pricing formula. Neither MIL nor Medtronic, Inc. was a related party as of the date of the stock purchases in June 2001, but became such as a result of such purchases. In 2003, the Company elected to convert Medtronic's license to non-exclusive. The Company has some ongoing obligations under the various agreements as to assisting Medtronic in developing its product and manufacturing the product when developed.

ELECTION OF AVI BIOPHARMA, INC. DIRECTORS
(Proposal I)

        At the AVI Annual Meeting, four (4) directors will be elected, each for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

        Under AVI's bylaws, the directors are divided into two groups with Group I consisting of four (4) directors and Group II consisting of four (4) directors. The term of office of one group of directors expires in each year, and their successors are elected for terms of two years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

        INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS.    The following table sets forth the names of the Board of Director's nominees for election as a Group I director and those directors who will continue to serve after the AVI Annual Meeting. Also set forth is certain other information with respect to each such person's age at March 11, 2004, the periods during which he has served as a director of AVI and positions currently held with AVI.

	Age	Director Since	Expiration Of Term	Position Held With AVI
Nominees:
Jack L. Bowman	71	2004	2004	Director
James B. Hicks, Ph.D.	57	1997	2004	Director
Alan P. Timmins	44	1997	2004	President, Chief Operating Officer and Director
Dwight D. Weller, Ph.D.	53	1991	2004	Senior Vice President of Chemistry and Manufacturing and Director
Continuing Directors:
Denis R. Burger, Ph.D	60	1991	2005	Chief Executive Officer and Chairman of the Board
Patrick L. Iversen, Ph.D.	48	1997	2005	Senior Vice President of Research and Development and Director
John C. Hodgman	49	2004	2005	Director
John W. Fara, Ph.D.	61	2000	2005	Director
Raymond Ruddon, M.D., Ph.D.(1)	67	2004	2005	Director

(1)
Dr. Ruddon will join the Board of Directors effective May 5, 2004. He is replacing Mr. Ferrara and will serve out Mr. Ferrara's unexpired term.

        BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS.    The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Board will also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to AVI's Corporate Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of AVI BioPharma not less than 60 days prior to the date of the meeting.

        See "AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS" for biographical information with respect to the Nominees and Continuing Directors and "Director Compensation" for certain information regarding compensation of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, AVI's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the AVI Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA INDEPENDENT AUDITORS
(Proposal II)

        The AVI Board has ratified the appointment by the Audit Committee of KPMG LLP to act as independent auditors for AVI for the fiscal year ending December 31, 2004, subject to ratification of such appointment by AVI's shareholders.

        Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP to audit the books and accounts of AVI for the fiscal year ending December 31, 2004.

        A representative of KPMG LLP is expected to be present at the AVI Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        THE AVI BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.    The proposal will be approved if assuming the existence of a quorum at least a majority of the shares of the Company's Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ratification of KPMG LLP.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

        Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2005 annual meeting of shareholders must be received by the Company not later than December 31, 2004, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

COST OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2003 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Investor Relations, AVI BioPharma, Inc., One S.W. Columbia Street, Portland, Oregon 97258 or visiting the Company's web site at www.avibio.com.

Exhibit A

AVI BioPharma, Inc.
The Compensation Committee Charter

Status

        The Compensation Committee is a committee of the Board of Directors.

Membership

        The Compensation Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the listing standards of the Nasdaq Stock Market. In addition, a person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

        The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company's CEO and other executives as determined by the committee, and (ii) to produce an annual report on executive compensation for inclusion in the Company's annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

        The Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected officers. This responsibility includes:

  1.
  evaluating the performance of the CEO and other executives as determined by the committee in light of the approved performance goals and objectives;

  2.
  setting the compensation of the CEO and other executives as determined by the committee based upon the evaluation of the performance of the CEO and the other executives, respectively;

  3.
  making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

  4.
  preparing an annual performance self-evaluation of the Compensation Committee.

        In addition, the Compensation Committee:

  5.
  administers the Company's stock plans

  6.
  determines and certifies the shares awarded under corporate performance-based plans

  7.
  grants options and awards under the stock plans, or ratifies such option grants if granted by an appointed subcommittee formed for the purpose of granting non-senior management options

  8.
  advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee; and

  9.
  monitors compliance by officers with our program of required stock ownership.

        In determining the long-term incentive component of the Company's CEO and other elected officers, the Compensation Committee may consider: (i) the Company's performance and relative shareholder return; and, (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

        The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company's CEO or other elected officers. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Meetings

        The Compensation Committee shall meet at least one time each year and at such other times as it deems necessary to fulfill its responsibilities.

Exhibit B

AVI BioPharma, Inc.
AUDIT COMMITTEE
AMENDED AND RESTATED CHARTER

        This Amended and Restated Charter (the "Charter") of the Audit Committee (the "Committee") of AVI BioPharma, Inc. (the "Company") is adopted effective the 30th day of March 2004 and replaces and restates in its entirety the Company's prior Committee charter.

Status

        The Committee is a committee of the Board of Directors.

Membership

        The Audit Committee shall consist of three or more directors, all of whom in the judgment of the Board of Directors shall be independent in accordance with the listing standards of the Nasdaq Stock Market ("Nasdaq"). Each member shall, in the judgment of the Board of Directors, have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with the Nasdaq listing standards.

        The Board of Directors, upon the recommendation of its Nominating Committee, shall elect the chairman and other members of the Committee on an annual basis, generally at the first meeting of the Board of Directors following the Company's annual meeting. The Board of Directors may, pursuant to the Company's Bylaws, remove a member of the Committee or replace the chairman, provided the Board of Directors must, at all times, assure that the Committee will have a chairman and sufficient members to satisfy the requirements set forth above relating to the number and qualifications of Committee members.

        Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, including the receipt from the Company of any compensation other than directors' fees and other compensation related to their service as a director. Committee members may not simultaneously serve as the chairman or on the audit committee of more than three public companies, including the Company, unless the Board of Directors determines that such simultaneous service does not impair the efficacy of Committee service. In addition, each prospective Committee member shall evaluate carefully the existing demands on his or her time before accepting appointment to the Committee.

        As of the date hereof, the members of the Committee are as follows:

    John Hodgman, Chair*
    Jim Hicks
    John Fara

*
Member is an "audit committee financial expert," as that term is defined in Item 401 of Regulation S-K promulgated by the SEC and he is "independent of management" as that term is defined in Item 7(d)(3)(iv) of Schedule 14A promulgated by the SEC.

        The Chair of the Committee, or if not present, the senior independent director present shall preside at all meetings of the Committee and provide written minutes of such meetings to the Board of Directors. The Committee shall hold at least four meetings annually. A majority of the Committee members shall constitute a quorum. Each Committee member shall have one vote and actions at meetings may be approved by a majority of members present, assuming the existence of a quorum.

        The Company shall provide the Committee with adequate staff support and resources to discharge its responsibilities. The Committee may engage independent legal counsel and other advisors as the Committee deems advisable to carry out its responsibilities. The Company shall provide full funding to engage the Company's independent public accountants as well as to retain independent counsel and other advisors for the Committee.

        The Committee shall have full authority at its own discretion to (a) institute investigations of matters brought to its attention, with full access to all books, records, facilities and personnel of the Company, including standing authority to retain special counsel or experts and (b) to review all aspects of the Company's financial operations on a planned basis.

        In fulfilling its responsibilities and discharging its duties, the Committee shall maintain free and open communication between the Committee, directors who are not members of the Committee, the Company's management, and the independent auditors.

General Purpose

        The Audit Committee shall assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of (a) the integrity of the Company's financial statements and the financial reporting processes, internal accounting and financial controls, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence and (d) the performance of the Company's independent auditor. Except at otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities and Duties

        The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        The specific duties of the Audit Committee include the following:

  1.
  Select, retain (subject to approval by the Company's stockholders), and, when appropriate, terminate the engagement of the independent auditor and set the independent auditors' compensation;

  2.
  Pre-approve all permitted non-audit services to be performed by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services;

  3.
  Periodically discuss and review with the independent auditors' their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence and obtain and review a report from the independent auditors describing all relationships between the independent auditors and the Company;

  4.
  Receive and review: (a) a report by the independent auditors describing the independent auditors' internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditors;

  5.
  Meet with management and the independent auditors prior to commencement of the annual audits to review and discuss the planned scope and objectives of the audit;

  6.
  Meet with the independent auditors, with and without management present, after completion of the annual audit to review and discuss the results of the examinations of the independent auditors and appropriate analyses of the financial statements;

  7.
  Review the recommendations of the independent auditors for improving internal accounting controls and management's responses thereto;

  8.
  Review and discuss (a) the reports of the independent auditors, with and without management present, as to the state of the Company's financial reporting systems and procedures, the adequacy of internal accounting and financial controls, the integrity and competency of the financial and accounting staff, disclosure controls and procedures, other aspects of the financial management of the Company and (b) current accounting trends and developments, and (c) take such action with respect thereto as may be deemed appropriate;

  9.
  Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q and discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

  10.
  Review and discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including the judgment of the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

  11.
  Recommend to the Board of Directors, based upon the Committee's review, whether the financial statements should be included in the annual report on Form 10-K;

  12.
  Review press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies and review such releases, information and guidance for compliance with regulations governing the use of non-Generally Accepted Accounting Principles financial measures and related disclosure requirements;

  13.
  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments that could materially impact the Company's contingent liabilities and risks;

  14.
  Review (a) the status of compliance with laws, regulations, and internal procedures, including, without limitation, the Company's policies on ethical business practices; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee and report on the same to the Board of Directors;

  15.
  Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls, auditing matters and compliance with the Company's ethical business policies;

  16.
  Establish policies for the hiring of employees and former employees of the independent auditor;

  17.
  Prepare a report of the Committee each year for inclusion in the Company's proxy statement in accordance with SEC rules;

  18.
  Review and assess the adequacy of this Charter annually with the Board of Directors as a whole and report to the Board of Directors any significant matters as they occur during the year; and

  19.
  Conduct such other duties and undertake such other tasks as may be appropriate to the overall purposes for the Committee and as may be assigned from time to time by the Board of Directors consistent with such purposes.

• Initially adopted by the Committee:	March 30, 2004
• Initially ratified by the Board of Directors:	March 30, 2004
• Annual Review by the Committee:	, 2005
• Annual Review by the Committee:	, 2006

Exhibit C

AVI BioPharma, Inc.
The Nominating Committee Charter

Status

        The Nominating Committee is a committee of the Board of Directors.

Membership

        The Nominating Committee shall consist of directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the listing requirements of the Nasdaq Stock Market.

Responsibilities

        The Nominating Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Nominating Committee may, at its sole discretion, engage director search firms and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Nominating Committee also has the authority, as necessary and appropriate, to consult with outside advisors to assist in their duties to the Company. This responsibility includes:

  •
  developing and recommending to the Board the criteria for Board membership. Criteria should include, among other things, integrity, independence, diversity of experience, leadership and the ability to exercise sound judgment;

  •
  considering, recommending and recruiting candidates to fill new positions on the Board;

  •
  reviewing candidates recommended by shareholders;

  •
  conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

  •
  recommending the Director nominees for approval by the Board and the shareholders.

        The Committee's additional functions are:

  •
  to consider questions of possible conflicts of interest of Board members and of our senior executives;

  •
  to monitor and recommend the functions of the various committees of the Board;

  •
  to recommend members of the committees;

  •
  to advise on changes in Board compensation;

  •
  to make recommendations on the structure of Board meetings;

  •
  to recommend matters for consideration by the Board;

  •
  to consider matters of corporate governance and to review, at least annually, the Company's nominating principles;

  •
  to consider, and review periodically, the Company's director qualification standards;

  •
  to review, periodically, our policy regarding the adoption of a shareholder rights plan;

  •
  to establish Director retirement policies;

  •
  to review the functions of the senior officers and to make recommendations on changes;

  •
  to review annually with the Chairman and Chief Executive Officer the job performance of elected corporate officers and other senior executives;

  •
  to review the outside activities of senior executives;

  •
  to review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions;

  •
  to oversee the evaluation of the Board and its committees; and

  •
  to prepare an annual performance evaluation of the Nominating Committee.

PROXY

AVI BIOPHARMA, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Denis R. Burger and Alan P. Timmins, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of AVI BioPharma, Inc. held of record by the undersigned on March 11, 2004 at the Annual Meeting of Shareholders to be held on May 5, 2004 (and any adjournments thereof).

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS. Elect four Group I directors for two-year terms or until their respective successors are elected and qualified.	☐	☐	ITEM 2—	RATIFICATION OF INDEPENDENT AUDITORS FOR 2004. Ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐
Directors nominated are: 01 Jack L. Bowman 02 James B. Hicks, Ph.D., 03 Alan P. Timmins 04 Dwight D. Weller, Ph.D.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" IN ITEM 2.
Except:				PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as uch. If a partnership, please sign in the partnership name by authorized person(s).
If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.
I PLAN TO ATTEND THE ANNUAL MEETING. ☐
I DO NOT PLAN TO ATTEND THE ANNUAL MEETING. ☐
Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
/\ FOLD AND DETACH HERE /\

QuickLinks

AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS
AVI BIOPHARMA, INC. EXECUTIVE COMPENSATION
STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS
CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AVI BIOPHARMA, INC.
ELECTION OF AVI BIOPHARMA, INC. DIRECTORS (Proposal I)
RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA INDEPENDENT AUDITORS (Proposal II)
OTHER BUSINESS
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
COST OF SOLICITATION
ADDITIONAL INFORMATION
AVI BioPharma, Inc. The Compensation Committee Charter
AVI BioPharma, Inc. AUDIT COMMITTEE AMENDED AND RESTATED CHARTER
AVI BioPharma, Inc. The Nominating Committee Charter
AVI BIOPHARMA, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 5, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS